UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

OXYGEN BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

Delaware	26-2593535
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

2530 Meridian Parkway, 3rd Floor, Durham, North Carolina 27713

(Address of principal executive offices)

(919) 806-4414

(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information presented below under Item 5.02 includes a description of options to purchase common shares of Oxygen Biotherapeutics, Inc., issued or issuable to Michael B. Jebsen as an executive officer, which is incorporated herein by this reference. The options and underlying shares of common stock are, or will be, issued by Oxygen Biotherapeutics in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Section (b) and (c)

Effective August 13, 2009, Charles S. Seeman resigned from the position of Chief Financial Officer of Oxygen Biotherapeutics. Mr. Seeman will remain in our employ and take on the task of establishing our not for profit corporation, Purple Heart Injury Laboratories, and the related scientific research initiative.

Also on August 13, 2009, the Board of Directors ratified the election of Michael B. Jebsen, CPA as our Chief Financial Officer. Mr. Jebsen was also elected to the positions of Executive Vice President Finance and Administration and corporate secretary to fill the vacancies left by Mr. Seeman’s recent change in position.

Mr. Jebsen, age 38, joined Oxygen Biotherapeutics as its Accounting Manager in April 2009. Before joining us he was an auditor with Grant Thornton, LLP from July 2003 through December 2005 and from April 2008 through April 2009. In addition, he held various positions, including Chief Ethics Officer, Senior Internal Auditor, and Senior Financial Analyst with RTI International, a non-profit research and development organization, from January 2006 to February 2008. Mr. Jebsen holds a Master of Science in Accounting from East Carolina University and is a Certified Public Accountant, licensed in North Carolina.

The principal terms of employment for Mr. Jebsen are:

•	Base salary of $150,000 per year

•	Annual bonus of $50,000 payable only if 100% of performance goals established at the beginning of the year are achieved (the maximum bonus for the current short year is $20,000, and the goals for the current year have not been established)

•	Stock option issued August 13, 2009, under our 1999 Stock Plan for the purchase of 50,000 common shares at an exercise price of $0.39 per share, which are fully vested and are exercisable for a term of 10 years

•	Annual stock option to be issued during the term of service as Chief Financial Officer for the purchase of 50,000 common shares at an exercise price equal to fair value as of the date of grant, which will be fully vested and exercisable for a term of 10 years

•	Monthly car allowance of $800

•	Participation in benefit and other plans available to our employees, generally

•	For his service as corporate secretary, monthly stock option to be issued during the term of service as secretary for the purchase of 10,000 common shares at an exercise price equal to fair value as of the date of issuance (first day of each month), which will be fully vested and exercisable for a term of 10 years

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXYGEN BIOTHERAPEUTICS, INC.

Date: August 17, 2009	By:	/s/ Chris J. Stern
Chris J. Stern, Chief Executive Officer